As filed with the Securities and Exchange Commission on February 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Intellia Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37766	36-4785571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Erie Street, Suite 130 Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Intellia Therapeutics, Inc. 2024 Inducement Plan

Intellia Therapeutics, Inc. 2016 Employee Stock Purchase Plan

(Full title of the plan)

John Leonard, M.D.

President and Chief Executive Officer

40 Erie Street, Suite 130

Cambridge, Massachusetts 02139

(857) 285-6200

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Michael H. Bison, Esq. Gabriela Morales-Rivera, Esq. Goodwin Procter LLP 100 Northern Ave. Boston, Massachusetts 02210 (617) 570-1000	James Basta, Esq. Executive Vice President, General Counsel Intellia Therapeutics, Inc. 40 Erie Street, Suite 130 Cambridge, Massachusetts 02139 (857) 285-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 is filed to register the offer and sale of (i) an additional 1,500,000 shares of the Registrant’s common stock, $0.0001 par value per share (the “Common Stock”), to be issued under the Registrant’s 2024 Inducement Plan, as amended (the “Inducement Plan”), and (ii) an additional 500,000 shares of Common Stock to be issued under the Registrant’s 2016 Employee Stock Purchase Plan (the “2016 ESPP”).

On December 4, 2025, the board of directors of Intellia Therapeutics, Inc. (the “Registrant”) approved an amendment to the Inducement Plan pursuant to which the Registrant reserved an additional 1,500,000 shares of Common Stock to be used exclusively for grants of equity-based awards to individuals who were not previously employees or directors of the Registrant, as an inducement material to the individual’s entry into employment with the Registrant within the meaning of Rule 5635(c)(4) of the Marketplace Rules of the Nasdaq Stock Market. The Inducement Plan provides for the grant of equity-based awards in the form of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, unrestricted stock awards, and dividend equivalent rights. The Inducement Plan was adopted by the Registrant’s board of directors without stockholder approval pursuant to Rule 5635(c)(4) of the Marketplace Rules of the Nasdaq Stock Market.

On January 1, 2026, pursuant to the terms of the 2016 ESPP, the Annual Increase (as defined in the 2016 ESPP), comprising 500,000 shares of Common Stock, was added to the reserve available for issuance under the 2016 ESPP.

Statement of Incorporation by Reference

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 filed by the Registrant on May 6, 2016 (File No. 333-211200), June 5, 2017 (File No 333-218511), February  27, 2019 (File No. 333-229900), July 18, 2024 (File No. 333-280878), and February 28, 2025 (File No. 333-285414) related to the Registrant’s Inducement Plan and 2016 ESPP, as applicable, are incorporated by reference, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier Registration Statements are presented herein.

Part II

Information Required in the Registration Statement

Item 8. Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Number	Description

4.1	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K (File No. 001-37766) filed with the Securities and Exchange Commission on May 17, 2016)

4.2	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-37766) filed with the Securities and Exchange Commission on February 27, 2025)

4.3	Third Amended and Restated By-laws of the Registrant, dated April 3, 2025 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37766) filed with the Securities and Exchange Commission on April 7, 2025)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1*	Power of attorney (included on the signature pages of this registration statement)

99.1	2024 Inducement Plan (incorporated by reference to Exhibit 10.30 to the Registrant’s Annual Report on Form 10-K (File No. 001-37766) filed with the Securities and Exchange Commission on February 27, 2025)

99.2	Amendment No. 1 to the Registrant’s 2024 Inducement Plan, effective as of December 4, 2025 (incorporated by reference to Exhibit 10.29 to the Registrant’s Annual Report on Form 10-K (File No. 001-37766) filed with the Securities and Exchange Commission on February 26, 2026).

99.3	2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K (File No. 001-37766) filed with the Securities and Exchange Commission on February 26, 2026)

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 26th day of February, 2026.

INTELLIA THERAPEUTICS, INC.

By:	/s/ John Leonard
John Leonard, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of John Leonard, M.D., James Basta, J.D. and Edward Dulac as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ John M. Leonard John M. Leonard, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2026

/s/ Edward J. Dulac III Edward J. Dulac III	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	February 26, 2026

/s/ Michael P. Dube Michael P. Dube	Vice President, Chief Accounting Officer (Principal Accounting Officer)	February 26, 2026

/s/ Muna Bhanji Muna Bhanji	Director	February 26, 2026

/s/ Bill Chase Bill Chase	Director	February 26, 2026

/s/ Fred Cohen Fred Cohen, M.D.	Director	February 26, 2026

/s/ Brian Goff Brian Goff	Director	February 26, 2026

/s/ Jesse Goodman Jesse Goodman, M.D.	Director	February 26, 2026

/s/ Georgia Keresty Georgia Keresty	Director	February 26, 2026

/s/ Frank Verwiel Frank Verwiel, M.D.	Director	February 26, 2026